Exhibit 3.2



                                       BY-LAWS

                                          of

                           PIEDMONT MANAGEMENT COMPANY INC.

              (As amended, effective April 29, 1969 and March 26, 1975)

                                     ____________


                                      ARTICLE I


                       Section 1.  Annual Meeting.  The annual meeting of
                                   --------------

             stockholders of the Corporation shall be held on such date

             (other than a legal holiday) in May at such time and such

             place within or without the State of Delaware as may be

             fixed from time to time by the Board of Directors for the

             purpose of electing directors and for the transaction of

             such other proper business as may be brought before the

             meeting.

                       Section 2.  Special Meetings.  Special meetings of
                                   ----------------

             stockholders may be called by the Board of Directors or The

             Nominating and Proxy Committee on such date (other than a

             legal holiday) at such time and such place within or without the State of Delaware as may be stated in the notice of

             meeting; provided, however, that any special meeting called for the purpose of electing directors shall be held at the place last fixed by the Board of Directors pursuant to

             Section 1 of this Article I unless the Board of Directors

             shall fix a different place for the holding of such meeting.









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                       Section 3.  Notice of Meetings.  Notice of the
                                   ------------------

             time and place of every meeting of stockholders shall be

             delivered personally or mailed not less than ten days nor

             more than fifty days prior thereto to each stockholder of

             record entitled to vote at the meeting at such address as

             appears on the stock ledger of the Corporation, unless he

             shall have filed with the Secretary of the Corporation a

             written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request.  Every

             notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the objects or purposes thereof.  Notices of any meeting of

             stockholders shall not be required to be given to any

             stockholder who shall attend such meeting in person or by

             proxy unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the

             transaction of any business because the meeting is not

             lawfully called or convened; and, if any stockholder shall,

             in person or by attorney thereunto authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting of stockholders, whether prior to or after such meeting,

             notice thereof need not be given to him.

                       If a meeting is adjourned to another time or place

             and if any announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give

             notice of the adjourned meeting unless the adjournment is

             for more than thirty days or the Board of Directors, after adjournment, fixes a new record date for the adjourned

             meeting.


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                       Section 4.  Quorum.  The holders of record of a
                                   ------

             majority of the stock issued and outstanding, and entitled to vote thereat, present in person or by proxy, shall be

             requisite and shall constitute a quorum at all meetings of stockholders for the transaction of business, except as

             otherwise provided by law, by the Certificate of

             Incorporation or by these By-Laws.  In the absence of a

             quorum, any officer entitled to preside at, or act as

             Secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be

             constituted.  At such adjourned meeting at which a quorum

             shall be present any business may be transacted which might have been transacted at the meeting as originally called,

             but only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any

             adjournment or adjournments thereof.

                       Section 5.  Voting.  At any meeting of
                                   ------

             stockholders every stockholder having the right to vote

             shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said

             meeting, unless said instrument provides for a longer

             period.  Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation.

                       It shall be the duty of the officer who shall have

             charge of the stock ledger of the Corporation to prepare and make at least ten days before



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

             every meeting of stockholders a complete list of the

             stockholders entitled to vote at said meeting arranged in

             alphabetical order and showing the address of each

             stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the

             examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place

             within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

             The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to

             the inspection of any stockholder who may be present.  The original or duplicate stock ledger shall be the only

             evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in

             person or by proxy at such meeting.

                       At all elections of directors by the stockholders

             the voting shall be by ballot, and upon the demand of any

             stockholder entitled to vote the vote upon any other matter shall be by ballot.  All elections and questions shall be

             decided by the vote of the holders of a majority of the

             stock having voting power present in person or by proxy,

             except as otherwise provided by law, by the Certificate of

             Incorporation or by these By-Laws.

                       Section 6.  Judges.  All votes by ballot at any
                                   ------

             meeting of stockholders shall be conducted by two judges

             appointed for the purpose, either


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

             by the Board of Directors or by the Chairman of the meeting.

             The judges shall decide upon the qualification of voters,

             count the votes and declare the result.

                       Section 7.  The Nominating and Proxy Committee.
                                   ----------------------------------

                       (a)  There is hereby created a committee of

             stockholders to be known as THE NOMINATING AND PROXY

             COMMITTEE.  The Committee shall consist of three members, of whom at least two members, at the time of their election,

             shall each own directly or indirectly a minimum of 1,000

             shares of Common Stock of the Corporation and the third of which shall hold or have held any one of the offices of

             President, Chairman of the Board of Directors, Chairman of

             the Executive Committee or Chairman of the Finance Committee

             or shall have served for at least five years as a member of the Board of Directors.  Such number of shares shall be

             proportionately increased to reflect a subdivision of the

             Common Stock which increases the number of shares

             theretofore outstanding by 25% or more.  Members of the

             Committee shall act without compensation and may without

             disqualification be officers, directors, or employees of the

             Corporation.  At each annual meeting of stockholders, the

             members of the Committee shall be elected by the

             stockholders to hold office until the annual meeting of

             stockholders following their election and until their

             successors are elected and shall have qualified; provided,

             however, that the members of the Committee to hold office

             until the first annual meeting of stockholders shall be

             elected by the affirmative vote of a majority of the entire

             Board of Directors.  In case a vacancy


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

             or vacancies shall occur in the membership of the Committee,

             such vacancy shall be filled by the survivor or surviving

             members.

                       (b)  The Nominating and Proxy Committee shall

             represent the stockholders and have authority to solicit

             proxies for the election of directors and on all other

             matters coming before the stockholders.  The Committee, to the exclusion of the Board of Directors acting in such

             capacity, shall have authority to designate nominees for

             directors and, through one or more of its members, to cast all votes represented by proxies received by it for the

             election of directors and upon such other matters as may

             come before an annual or special meeting of stockholders.

                       (c)  At least sixty days prior to sending out a

             notice of an annual or special meeting of stockholders, the

             Secretary of the Corporation shall give notice to The

             Nominating and Proxy Committee of such contemplated action and the Committee shall within ten days after the receipt of such notice deliver to the Secretary of the Corporation a

             written statement containing its proxy-soliciting material,

             which shall, under the direction of the Secretary, be

             prepared in proper form and released to the stockholders.

             Any cost of the Committee incurred in connection with the

             solicitation of proxies shall be borne by the Corporation.

                       (d)  The Nominating and Proxy Committee shall

             appoint the certified public accountants for the

             Corporation.


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                       (e)  This Section may not be repealed or amended

             except pursuant to the affirmative vote of a majority of the stockholders.


                                       ARTICLE II

                                     CAPITAL STOCK

                       Section 1.  Stock Certificates.  The certificates
                                   ------------------

             for stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.

             They shall exhibit the holder's name and number of shares

             owned by him and shall be signed by the Chairman of the Board of Directors or the President or a Vice President and the

             Treasurer or an Assistant Treasurer or the Secretary or an

             Assistant Secretary.  If any such certificate is countersigned

             (1) by a transfer agent other than the Corporation or its

             employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the

             Corporation may be facsimiles.  In case any officer of the

             Corporation, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such

             certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or it were such officer, transfer agent or registrar at the date of issue.

                       Section 2.  Lost, Stolen or Destroyed Certificates.
                                   --------------------------------------

             Any person claiming a certificate for stock to be lost, stolen or destroyed shall make an affidavit or affirmation of that fact and, if the Board of Directors so requires, shall


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

             advertise the same, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to deliver to the

             Corporation a bond of indemnity in such amount, upon such

             terms and secured by such surety as the Board of Directors in its discretion may require.  A new certificate of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed may be issued without requiring any bond when, in the judgement of the Board of Directors, it is proper so to do.

                       Section 3.  Registrations of Transfers of Stock.
                                   -----------------------------------

             Registrations of transfers of stock shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly

             executed and filed with the Secretary of the Corporation or with a transfer agent, and on surrender of the certificate or certificates for such stock properly endorsed and the payment of all taxes thereon.  The person in whose name shares of

             stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation;

             provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the

             certificates are presented to the Corporation for transfer,

             both the transferor and the transferee request the Corporation to do so.

                       Section 4.  Record Date of Stockholders.  For the
                                   ---------------------------

             purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any

             dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

             conversion or exchange


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

             of stock or for the purpose of any other lawful action, the

             Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders.  Such record date shall not be more than sixty nor less than ten days

             before the date of such meeting, nor more than sixty days

             prior to any other action.

                       Section 5.  Dividends.  Dividends upon the capital
                                   ---------

             stock of the Corporation, subject to the provisions of law and of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting.

             Dividends may be paid in cash, in property, or in shares of capital stock.


                                      ARTICLE III

                                   BOARD OF DIRECTORS

                       Section 1.  Powers and Duties of the Board of
                                   ---------------------------------

             Directors.  The property and business of the Corporation shall
             ---------

             be managed by the Board of Directors, which shall be empowered to exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, or by the

             Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.  Without limiting the generality of the foregoing, the Board of

             Directors shall:

                       (a)  Approve the objective, policies,

                  long-range plans and budgets for the Corporation and

                  its subsidiary companies and keep sufficiently

                  informed of their operations and conditions

                  affecting the industry to enable it to revise said

                  objectives, policies, long-range plans and budgets

                  as needed when conditions change.

                       (b)  Directly, or through its Executive

                  Personnel


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

                  Committee, select the executive personnel most competent

                  to execute said objectives, policies and plans; keep

                  sufficiently informed of their performance to enable it

                  to make changes as needed to make the best use of

                  executive personnel; and develop the proper quality and

                  quantity of executive personnel for the future to carry

                  out the long-range objectives and plans of the

                  Corporation and its subsidiary companies.

                       Section 2.  Number and Term of Office.  The Board of
                                   -------------------------

             Directors shall be not less than three nor more than fifteen in number and the directors shall be divided into three equal,

             as nearly as may be, classes; the term of office of those of the first class is to expire at the annual meeting of

             stockholders to be held during 1970, the term of office of those of the second class is to expire at the annual meeting of stockholders to be held during 1971 and the term of office of those of the third class is to expire at the annual meeting of stockholders to be held during 1972.  At each annual

             meeting of stockholders, commencing with the annual meeting of stockholders to be held during 1970, each successor of the directors of the class whose term shall have expired at such annual meeting of stockholders shall be elected for a term to expire at the third annual meeting of stockholders next

             following his election and until his successor shall be

             elected and shall qualify; provided, however, that any vacancy occurring for any reason other than by expiration of term of office shall be filled only for the unexpired term of office;

             and provided, further, however, that upon any increase in the number of directors constituting the Board of Directors, the additional directors shall be divided among the three classes of directors so that the number of directors in each class is equal, as nearly as may be, to the number of directors in each other class.  The number of directors which shall


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

             constitute the Board of Directors for any given year shall be fixed by the Nominating and Proxy Committee in the

             proxy-soliciting material sent to stockholders entitled to vote at the annual meeting.  The Nominating and Proxy

             Committee may also increase (but not exceeding the maximum number of directors allowable under this Section 2) the number of directors at any time after the annual meeting of

             stockholders for any year but prior to the forwarding of

             proxy-soliciting material to the stockholders of the

             Corporation for the next annual stockholders meeting or any proposed special stockholders meeting of the Corporation, by such committee adopting a resolution which increases the size of the Board of Directors by the additional number of

             directors indicated in such resolution.  Any vacancy occurring during the year for any reason other than by expiration of term of office, and any newly created directorship resulting from an increase in the number of directors constituting the

             Board of Directors, may be filled by a majority of the

             directors then in office, upon the recommendation of the

             Nominating and Proxy Committee.

                       Section 3.  Meetings.  The directors may hold their
                                   --------

             meetings within or without the State of Delaware at such

             places as they from time to time determine.  Each newly

             elected Board of Directors may meet at such place as shall be fixed for the annual meeting of stockholders and as promptly as practicable thereafter, without the necessity of giving notice thereof.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors.


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                       Special meetings of the Board of Directors may be

             called by the Chairman of the Board of Directors or, in his absence, by the President, on one day's notice, to each

             director, either personally or by mail, telegraph, cable or wireless; such meetings also shall be called by the Secretary in like manner and on like notice at the written request of three directors.

                       Prior to the meetings of the Board of Directors, the

             Chairman of the Board of Directors or, in his absence, the

             President, shall prepare an agenda of the meeting which shall be distributed to the directors before the meeting.

                       Section 4.  Quorum and Manner of Acting.  Except as
                                   ---------------------------

             may otherwise be provided by law, by the Certificate of

             Incorporation or by these By-Laws, one third of the members of the Board of Directors shall constitute a quorum for the

             transaction of business.  If there be less than a quorum at any meeting, a majority of those present may adjourn the

             meeting from time to time.  Notice of any adjourned meeting need not be given.

                       At all meetings of directors, a quorum being

             present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws.

                       Section 5.  Compensation of Directors.  Directors,
                                   -------------------------

             as such, shall


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

             not receive any stated salary for their services, but by

             resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance of

             regular and special meetings of the Board of Directors;

             provided, however, that nothing herein contained shall be

             construed to preclude any director from serving the

             Corporation in any other capacity and receiving compensation therefore.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

                       Section 6.  Action Without Meeting.  Any action
                                   ----------------------

             required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a

             meeting if a written consent thereto is signed by all members of the Board of Directors or of the committee, as the case may be, and such written consent is filed with the minutes or

             proceedings of the Board of Directors or committee.


                                       ARTICLE IV

                                       COMMITTEES

                       Section 1.  Executive Personnel Committee.
                                   -----------------------------

                       (a)  There shall be created a committee to be known

             as the EXECUTIVE PERSONNEL COMMITTEE.  The Committee shall be composed of the Chairman of the Board of Directors, who shall be Chairman of the Committee, and the President, who shall be members by virtue of their office.  The Board


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             of Directors may fill vacancies and elect not more than two additional members from among the Board of Directors by

             resolution passed by a majority of the entire Board of

             Directors.  The Committee shall prescribe its own rules of procedure.

                       (b)  The Executive Personnel Committee shall have

             authority to supervise the employment, placement and promotion of employees of the Corporation and its subsidiary companies in executive and management positions; to prescribe the

             functions and supervise the performance of such employees; to act as a salary committee with authority to fix the

             compensation of such employees; and to grant contracts of

             employment to such employees on such terms, including terms of retirement, and subject to such conditions, qualifications and contingencies as the Committee shall prescribe.

                       (c)  The Executive Personnel Committee shall also

             have authority, with the approval of the contracting employee,

             to change or modify the provisions of any contract of

             employment whenever made, if and when in the opinion of the

             Committee any such change or modification shall be deemed

             desirable.

                       (d)  Subject to review and approval by the Board of

             Directors, the Executive Personnel Committee shall have

             authority to formulate personnel policies for the Corporation and its subsidiary companies.  The Committee also shall review from time to time the administration of such policies,

             including such employee benefit arrangements, as are presently in effect or shall be adopted.

                       (e)  Until further action by the stockholders at an

             annual meeting or


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             a special meeting called for that purpose, the Executive

             Personnel Committee shall have direct authority to administer without further action of the Board of Directors any bonus funds of the Corporation or its subsidiary companies and may distribute the same at such times and in such amounts and to such persons as it may determine in order to serve the best interests of the Corporation or its subsidiary companies.

                       (f)  Any and all actions of the Executive Personnel

             Committee relating to salaries, employment and retirement

             contracts, special bonuses and other special individual

             benefits affecting a member of the Committee shall be subject to the approval of the Board of Directors.

                       (g)  The Board of Directors may from time to time by

             resolution delegate to the Executive Personnel Committee

             authority over any other matters relating to the personnel of the Corporation and its subsidiary companies not covered by the foregoing provisions of this Section.

                       Section 2.  Audit Committee.
                                   ---------------

                       (a)  There shall be created a committee to be known

             as the AUDIT COMMITTEE.  The members of the Committee shall be nominated annually by the Nominating and Proxy Committee and appointed by the Board of Directors.  The Committee shall

             consist of at least one director and such other qualified

             personnel as may be considered desirable.


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                       (b)  The Audit Committee shall be responsible for

             engaging the Certified Public Accountants appointed by the

             Nominating and Proxy Committee to audit the books, records and accounts of the Corporation and its subsidiary companies and for reviewing the adequacy and scope of the audits and

             reporting its actions to the Nominating and Proxy Committee and the Board of Directors.  Such Committee shall be

             responsible for carrying out such other duties as may be

             assigned from time to time by the Nominating and Proxy

             Committee and the Board of Directors.

                       Section 3.  Other Committees.  There shall be such
                                   ----------------

             other committees as the Board of Directors may from time to time designate.  Each committee shall have such authority and shall perform such duties as may from time to time be

             prescribed by the Board of Directors.


                                       ARTICLE V

                                        OFFICERS

                       Section 1.  Election and Duties of Officers.  The
                                   -------------------------------

             Board of Directors, as soon as may be after the annual meeting of stockholders, shall elect a Chairman of the Board of

             Directors, a President, a Secretary and a Treasurer and may

             elect one or more Vice Presidents and such other officers as it may deem proper.  Any two offices may be held by the same person.

                       The Chairman of the Board of Directors, subject to

             the supervision of


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

             the Board of Directors, shall be responsible for seeing that the Corporation and its subsidiary companies carry out the objectives, policies, long-range plans and budgets adopted by the Board of Directors.  The Chairman of the Board of

             Directors shall also be Chairman of the Executive Personnel

             Committee.  The Chairman or, in his absence, the President shall preside at all meetings of the Board of Directors.

                       The President shall be responsible to the Board of

             Directors for the overall management of the Corporation and its subsidiary companies in accordance with the objectives,

             policies, long-range plans and budgets adopted by the Board of

             Directors and the Executive Personnel Committee and shall be responsible for seeing that proper action is taken to carry out said decisions of the Board of Directors and the Executive

             Personnel Committee.  The President shall be the chief

             personnel officer of the Corporation and shall be responsible to the Board of Directors and the Executive Personnel

             Committee for seeing that the Corporation and its subsidiary companies are properly organized and staffed and that proper programs are carried out to provide an adequate supply of

             executive personnel to meet future needs.

                       Subject to such limitations as the Board of

             Directors or the Executive Personnel Committee may from time to time prescribe, the officers of the Corporation shall have such powers and duties as generally pertain to their

             respective offices as well as such powers and duties as are prescribed by these By-Laws and
             as may be conferred from time to time by the Board of

             Directors or the Executive Personnel Committee.

                       Section 2.  Tenure.  The term of office of all
                                   ------

             officers shall be until their respective successors are chosen and shall qualify; but any officers may be removed at any time by the Board of Directors.

                       Section 3.  Salaries.  The salaries of the executive
                                   --------

             officers and other executive personnel shall be fixed from time to time by the Executive Personnel Committee, except that the salaries of the members of the Executive Personnel

             Committee shall be fixed by the Board as provided in Section

             1(f) of Article IV.



                                       ARTICLE VI

                                    INDEMNIFICATION

                       Section 1.  Proceeding Directly Against Indemnified
                                   ---------------------------------------

             Party.  The Corporation shall indemnify any person who was or
             -----

             is a party or is threatened to be made a party to any

             threatened, pending or completed action, suit or proceeding,

             whether civil, criminal, administrative or investigative

             (other than an action by or in the right of the Corporation)

             by reason of the fact that he is or was a director, officer,

             employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer,

             employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses


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             (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in

             connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and,

             with respect to any criminal action or proceeding, had no

             reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment,

             order, settlement, conviction, or upon a plea of nolo

             contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                       Section 2.  Proceeding by or in the Right of the
                                   ------------------------------------

             Corporation Against Indemnified Party.  The Corporation shall
             -------------------------------------

             indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a

             director, officer, employee or agent of another corporation,

             partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a

             manner he reasonably


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

             believed to be in or not opposed to the best interests of the

             Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such

             person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall

             determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

             such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                       Section 3.  Amount of Indemnification.  To the
                                   -------------------------

             extent that a director, officer, employee or agent of the

             Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in

             Section 1 and Section 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and

             reasonably incurred by him in connection therewith.

                       Section 4.  Authorization of Indemnification.  Any
                                   --------------------------------

             indemnification under Section 1 and Section 2 of this Article

             VI (unless ordered by a court) shall be made by the

             Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer,

             employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in

             Section 1 and Section 2 of this Article VI.  Such

             determination


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

             shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of

             disinterested directors so directs, by independent legal

             counsel in a written opinion, or (c) by the stockholders.

                       Section 5.  Advance Payment.  Expenses incurred in
                                   ---------------

             defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an

             undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the

             Corporation as authorized in this section.

                       Section 6.  Indemnification Hereunder Not Exclusive.
                                   ---------------------------------------

             The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement,

             vote of stockholders or disinterested directors or otherwise,

             both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer,

             employee or agent and shall inure to the benefit of the heirs,

             executors and administrators of such a person.

                       Section 7.  Insurance.  The Corporation shall have
                                   ---------

             power to purchase and maintain insurance on behalf of any

             person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

             Corporation as a director, officer, employee or agent of

             another corporation, partnership, joint venture, trust or

             other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI.



                                      ARTICLE VII

                                     MISCELLANEOUS

                       Section 1.  Offices.  The Corporation may have an
                                   -------

             office or offices other than the principal office at such

             other places as the Board of Directors may from time to time appoint or the business of the Corporation may require, and the books of the Corporation may be kept at such office or offices within or without the State of Delaware as may be

             appropriate to the operation of the business of the

             Corporation.

                       Section 2.  Seal.  The corporate seal shall have
                                   ----

             inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware."  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                       Section 3.  Fiscal Year.  The fiscal year of the
                                   -----------

             Corporation shall be as specified by the Board of Directors.

                       Section 4.  Checks.  All checks or demands for money
                                   ------

             and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of

             Directors may from time to time designate.





                                      ARTICLE VIII

                                       AMENDMENTS

                       Section 1.  These By-Laws may be altered or amended

             or repealed by the affirmative vote of a majority of the stock entitled to vote thereat, at any annual or special meeting of stockholders, provided notice of the proposed alteration or amendment or repeal be contained in the notice of such

             meeting.  These By-Laws also may be altered or amended or

             repealed, except for Section 7 of Article I, by the

             affirmative vote of a majority of the Board of Directors at any regular or special meeting, provided written notice of the proposed alteration, amendment, or repeal is given to each director and to each member of The Nominating and Proxy

             Committee not less than thirty days before the day on which such meeting is to be held.


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